UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 10, 2021

GREY CLOAK TECH INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-202542 (Commission File Number)	47-2594704 (I.R.S. Employer Identification No.)

10300 W. Charleston Las Vegas, NV 89135 (Address of principal executive offices) (zip code)

(702) 201-6450 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On February 10, 2021, and effective December 29, 2020, the Company entered into Securities Purchase Agreements with Shelton Decker and Logan Decker for the purchase and sale of an aggregate of 2,000,000 shares of Company common stock at $0.05 per share, as follows:

Name:	No. of Shares
Logan Decker	1,000,000
Jay Decker	1,000,000
Total	2,000,000

Promissory Notes

On February 10, 2021, the Company issued promissory notes to Jay Decker dated December 14, 2020 and December 21, 2020 in the principal amount of $100,000 and $70,000 respectively.

Warrants

On February 10, 2021, but effective December 21, 2020, the Company issued warrants to purchase an aggregate of 7,500,000 shares of the Company’s common stock, at an exercise price of $0.05 per share, as follows (the “Warrants”), for consulting services rendered to the Company:

Name:	No. of Warrants
Jay Decker	4,500,000
Logan Decker	1,500,000
Shelton Decker	1,500,000
Total	7,500,000

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure in Item 1.01 above regarding the issuance of securities in the exchange is incorporated herein by reference.

The shares of common stock issued pursuant to the Securities Purchase Agreements were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The investors have acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grey Cloak Tech Inc.

Dated: February 11, 2021	/s/ Kevin Pitts
By: Kevin “Duke” Pitts
Its: President